UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13921	65-0377773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Alhambra Circle	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 569-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 19, 2007, BankUnited Financial Corporation, a Florida corporation (“BankUnited”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc. as representative of the several underwriters named therein (the “Underwriters”) with respect to a registered public offering (the “Offering”) of 3,200,000 6.75% HiMEDS Units (the “Equity Units”) for an aggregate principal amount of $160 million. The Underwriters have a 30-day option to purchase up to an additional 480,000 Equity Units, solely to cover over-allotments, if any. Each Equity Unit has a stated amount of $50 and is initially comprised of (i) a 3-year purchase contract which will obligate the holder to purchase from the Company on May 17, 2010, a certain number of shares of the Company’s Class A Common Stock, $0.01 par value, of the Company for $50; and (ii) a 1/20 undivided beneficial interest in a 6.37% Senior Note of the Company due May 17, 2012 in the principal amount of $1,000 (the “Notes”). Holders of the Equity Units will be entitled to receive quarterly contract adjustment payments of a rate of 0.38% per year of the stated amount of $50 per unit. The Notes are being issued pursuant to a Base Indenture, dated as of April 18, 2007, as supplemented by a Supplemental Indenture dated as of April 25, 2007 (as supplemented, the “Indenture”), between the Company and The Bank of New York, as Trustee. The purchase contracts are being issued pursuant to a Purchase Contract and Pledge Agreement, dated as of April 25, 2007 (the “Purchase Contract and Pledge Agreement”), between the Company and The Bank of New York. Under the terms of the Purchase Contract and Pledge Agreement, the Notes are being pledged as collateral to secure the holders’ obligation to purchase the shares of common stock under the purchase contracts. The Notes will be remarketed prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and Form of Remarketing Agreement filed herewith. The foregoing description of the agreements is qualified in its entirety by reference to the actual terms of the agreements, copies of which are attached hereto as exhibits.

Attached hereto as exhibits are the agreements and opinions relating to the Offering. The exhibits are expressly incorporated into the Registration Statement on Form S-3, and any related amendments thereto, filed by the Company on April 18, 2007, in connection with the Offering.

Item 8.01	Other Events

On April 25, 2007, BankUnited completed the Offering described in Section 2.03, resulting in net proceeds of approximately $155,200,000.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibit No.	Exhibit Title
1.1	Underwriting Agreement dated April 19, 2007, between BankUnited and the Underwriters named therein.

4.1	Purchase Contract and Pledge Agreement, dated as of April 25, 2007, between BankUnited and The Bank of New York, as Purchase Contract Agent, and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary.

4.2	Supplemental Indenture No. 1 between BankUnited and The Bank of New York, as Trustee, dated as of April 25, 2007.

4.3	Form of Remarketing Agreement.

4.4	Form of Corporate HiMED Unit Certificate (included in Exhibit 4.1).

4.5	Form of Senior Note due May 17, 2012 (included as in Exhibit 4.2).

8.1	Tax Opinion and Consent of Cadwalader, Wickersham & Taft LLP, dated April 25, 2007.

23.1	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 8.1.)

2

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION
Date: April 25, 2007
	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement dated April 19, 2007, between BankUnited and the Underwriters named therein.

4.1	Purchase Contract and Pledge Agreement, dated as of April 25, 2007, between BankUnited and The Bank of New York, as Purchase Contract Agent, and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary.

4.2	Supplemental Indenture No. 1 between BankUnited and The Bank of New York, as Trustee, dated as of April 25, 2007.

4.3	Form of Remarketing Agreement.

4.4	Form of Corporate HiMED Unit Certificate (included in Exhibit 4.1).

4.5	Form of Senior Note due May 17, 2012 (included as in Exhibit 4.2).

8.1	Tax Opinion and Consent of Cadwalader, Wickersham & Taft LLP, dated April 25, 2007.

23.1	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 8.1.)